Exhibit 99.2

GLOBAL PAYMENTS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Year Ended May 31, 2009
	Global Payments Inc. (Historical)	Money Transfer (Disposed Entity)	Pro Forma
Revenues	$1,601,524	$139,218	$1,462,306

Operating expenses:
Cost of service	598,785	93,930	504,855
Sales, general and administrative	693,646	28,741	664,905
Impairment, restructuring and other	147,664	147,664	—

	1,440,095	270,335	1,169,760

Operating income	161,429	(131,117)	292,546

Other income (expense):
Interest and other income	7,263	258	7,005
Interest and other expense	(7,265)	17	(7,282)

	(2)	275	(277)

Income from continuing operations before income taxes	161,427	(130,842)	292,269
Provision for income taxes, net	(87,249)	(1,997)	(85,252)

Income from continuing operations including noncontrolling interests	74,178	(132,839)	207,017
Less: Net income attributable to noncontrolling interests, net of tax	(36,961)	—	(36,961)

Income from continuing operations attributable to Global Payments	$37,217	$(132,839)	$170,056

Earnings per share attributable to Global Payments:
Basic earnings per share from continuing operations attributable to Global Payments	$0.46	$(1.66)	$2.12
Diluted earnings per share from continuing operations attributable to Global Payments	$0.46	$(1.64)	$2.10

Weighted average shares outstanding[1]:
Basic	80,160	80,160	80,160
Diluted	81,049	81,049	81,049

1 Pursuant to the retrospective adoption of FASB guidance on participating securities (ASC 260-10-45-40), basic and diluted weighted average shares outstanding have been increased by 442 and 57, respectively for the year ended May 31, 2009.

GLOBAL PAYMENTS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Year Ended May 31, 2008
	Global Payments Inc. (Historical)	Money Transfer (Disposed Entity)	Pro Forma
Revenues	$1,274,229	$143,621	$1,130,608

Operating expenses:
Cost of service	475,612	99,795	375,817
Sales, general and administrative	545,941	30,190	515,751
Impairment, restructuring and other	1,317	—	1,317

	1,022,870	129,985	892,885

Operating income	251,359	13,636	237,723

Other income (expense):
Interest and other income	18,210	630	17,580
Interest and other expense	(8,166)	378	(8,544)

	10,044	1,008	9,036

Income from continuing operations before income taxes	261,403	14,644	246,759
Provision for income taxes, net	(90,588)	(5,027)	(85,561)

Income from continuing operations including noncontrolling interests	170,815	9,617	161,198
Less: Net income attributable to noncontrolling interests, net of tax	(8,061)	—	(8,061)

Income from continuing operations attributable to Global Payments	$162,754	$9,617	$153,137

Earnings per share attributable to Global Payments:
Basic earnings per share from continuing operations attributable to Global Payments	$2.04	$0.12	$1.92
Diluted earnings per share from continuing operations attributable to Global Payments	$2.01	$0.12	$1.89

Weighted average shares outstanding[1]:
Basic	79,765	79,765	79,765
Diluted	81,136	81,136	81,136

1 Pursuant to the retrospective adoption of FASB guidance on participating securities (ASC 260-10-45-40), basic and diluted weighted average shares outstanding have been increased by 247 and 157, respectively for the year ended May 31, 2008.

GLOBAL PAYMENTS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Year Ended May 31, 2007
	Global Payments Inc. (Historical)	Money Transfer (Disposed Entity)	Pro Forma
Revenues	$1,061,523	$132,381	$929,142

Operating expenses:
Cost of service	414,837	89,659	325,178
Sales, general and administrative	425,509	28,246	397,263
Impairment, restructuring and other	3,088	—	3,088

	843,434	117,905	725,529

Operating income	218,089	14,476	203,613

Other income (expense):
Interest and other income	16,706	690	16,016
Interest and other expense	(8,464)	385	(8,849)

	8,242	1,075	7,167

Income from continuing operations before income taxes	226,331	15,551	210,780
Provision for income taxes, net	(73,436)	(5,391)	(68,045)

Income from continuing operations including noncontrolling interests	152,895	10,160	142,735
Less: Net income attributable to noncontrolling interests, net of tax	(9,910)	—	(9,910)

Income from continuing operations attributable to Global Payments	$142,985	$10,160	$132,825

Earnings per share attributable to Global Payments:
Basic earnings per share from continuing operations attributable to Global Payments	$1.78	$0.13	$1.65
Diluted earnings per share from continuing operations attributable to Global Payments	$1.75	$0.12	$1.62

Weighted average shares outstanding[1]:
Basic	80,394	80,394	80,394
Diluted	81,888	81,888	81,888

1 Pursuant to the retrospective adoption of FASB guidance on participating securities (ASC 260-10-45-40), basic and diluted weighted average shares outstanding have been increased by 165 and 66, respectively for the year ended May 31, 2007.